                                                                  Exhibit (g)(4)

                         AMENDMENT TO CUSTODIAN CONTRACT

        This Amendment to the Custodian Contract is made as of July 17, 2001 by and between each of the funds listed on the attached Schedule D (including any series thereof, each, a "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

        WHEREAS, each Fund and the Custodian entered into a Custodian Contract dated as of the dates set for on Schedule D (each contract, as amended and in effect from time to time, a "Contract");

        WHEREAS, each Fund may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series listed on Schedule D subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

        WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule l7f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule l7f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund and any such Portfolio held outside of the United States.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract relating to the 1997 revisions to Rule l7f-5 promulgated under the Investment Company Act of 1940 and dated February 22, 1999 is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

3.      Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank

(as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule l7f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository. "Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Funds' and/or Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Funds' and/or Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule l7f-5.

3.2.    The Custodian as Foreign Custody Manager.

        3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees/Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule l7f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Funds and/or Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds and/or Portfolios.

        3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds and/or Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country. The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

        3.2.3   Scope of Delegated Responsibilities:

                (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).

                (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board and the Fund's duly appointed manager in accordance with Section 3.2.5 hereunder.

        3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

        3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board and the Fund's duly appointed manager an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board and the Fund's duly appointed manager of any other material change in the foreign custody arrangements of the Funds and/or Portfolios described in this
Section 3.2 after the occurrence of the material change.

        3.2.6 Standard of Care as Foreign Custody Manager of the Fund. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

        3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

        3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3     Eligible Securities Depositories.

        3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Board and the Fund's duly appointed manager with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Board and the Fund's duly appointed manager of any material change in such risks in accordance with section (a)(l)(i)(B) of Rule 17f-7. The risk analysis provided by the Custodian may include consideration of the following, as deemed appropriate and relevant by the Custodian: a depository's expertise and market reputation, the quality of its services, its financial strength (including the level of settlement guarantee funds, collateral requirements, lines of credit, or insurance as compared with participants' daily settlement obligations), any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.

        3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.    Transactions in Foreign Custody Account.

        4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

        (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

        (ii) in connection with any repurchase agreement related to foreign securities:

        (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

        (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

        (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

        (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

        (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

        (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

        (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

        (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (xi)    in connection with the lending of foreign securities; and

        (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

        4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

        (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

        (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

        (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

        (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

        (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (vi) for payment of part or all of the dividends received in respect of securities sold short;

        (vii) in connection with the borrowing or lending of foreign securities; and

        (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

        4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board and the Fund's duly appointed manager the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub Custodian) acting pursuant to the terms of this Amendment to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.   Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the

Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.   Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Fisk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

11. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3.2.1 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                               STATE STREET BANK and TRUST
                                            COMPANY

/s/ Raelene S. LaPlante                     /s/ Ronald E. Logue
-----------------------                     -----------------
Raelene S. LaPlante                         Ronald E. Logue
V.P. & Associate Counsel                    Vice Chairman and Chief Operating
                                            Officer

WITNESSED BY:                               EACH FUND LISTED ON SCHEDULE D

/s/ Jane Dalton                             /s/ Judy Rice
---------------                             -------------
Jane Dalton                                 Judy Rice
Administrative Asst.                        EVP/Program Management

                                   SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                          SUBCUSTODIAN
Argentina                        Citibank, N.A.

Australia                        Westpac Banking Corporation

Austria                          Erste Ban der Osterreichischen Sparkassen AG

Bahrain                          HSBC Bank Middle East
                                 (as delegate of the Hongkong and Shanghai
                                 Banking Corporation Limited)

Bangladesh                       Standard Chartered Bank

Belgium                          Fortis Bank nv-sa

Benin                            via Societe Generale de Banques en Cote
                                 d'Ivoire, Abidjan, Ivory Coast

Bermuda                          The Bank of Bermuda Limited

Bolivia                          Citibank, N.A.

Botswana                         Barclays Bank of Botswana Limited

Brazil                           Citibank, N.A.

Bulgaria                         ING Bank N.V.

Burkina Faso                     via Societe Generale de Banques en Cote
                                 d'Ivoire, Abidjan, Ivory Coast

Canada                           State Street Trust Company Canada

Chile                            BankBoston, V.A.

People's Republic of China       Hong Kong and Shanghai Banking Corporation
                                 Limited, Shanghai and Shenzhen branches

Colombia                         Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                       Banco BCT S.A.

Croatia                          Privredna Banka Zagreb d.d

Cyprus                           The Cyprus Popular Bank Ltd.

Czech Republic                   Ceskoslovenski Obchodni Banka, A.S.

Denmark                          Danske Bank A/S

Ecuador                          Citibank, N.A.

Egypt                            HSBC Bank Egypt S.A.E (as delegate of the
                                 Hongkong and Shanghai Banking Corporation
                                 Limited)

Estonia                          Hansabank

Finland                          Merita Bank Plc.

France                           BNP Paribas Securities Services, S.A,

Germany                          Dresdner Bank AG

Ghana                            Barclays Bank of Ghana Limited

Greece                           National Bank of Greece S.A.

Guinea-Bissau                    via Societe Generale de Banques en Cote
                                 d'Ivoire, Abidjan, Ivory Coast

Hong Kong                        Standard Chartered Bank

Hungary                          Citibank Rt. (converting to Bank Austria
                                 Creditanstalt Rt August 10, 2001)

Iceland                          Icebank Ltd.

India                            Deutsche Bank AG

                                 Hongkong and Shanghai Banking Corporation
                                 Limited

Indonesia                        Standard Chartered Bank

Ireland                          Bank of Ireland

Israel                           Bank Hapoalim B.M.

Italy                            BNP Paribas, Italian Branch

Ivory Coast                      Societe Generale de Banques en Cote d'Ivoire

Jamaica                          Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                            The Fuji Bank, Limited Sumitomo Mitsui
                                 Banking Corporation

Jordan HSBC Bank Middle East (as delegate of Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                       HSBC Bank Kazakhstan

Kenya                            Barclays Bank of Kenya Limited

Republic of Korea                Hongkong and Shanghai Banking
                                 Corporation Limited

Latvia                           A/s Hansabanka

Lebanon                          HSBC Bank Middle East (as delegate of the
                                 Hongkong and Shanghai Banking Corporation
                                 Limited)

Lithuania                        Vilniaus Bankas AB

Malaysia                         Standard Chartered Bank Malaysia Berhad

Mali                             via Societe Generale de Banques en Cote
                                 d'Ivoire, Abidjan, Ivory Coast

Mauritius                        Hongkong and Shanghai Banking Corporation
                                 Limited

Mexico                           Citibank Mexico, S.A.

Morocco                          Banque Commerciale du Maroc

Namibia                          Standard Bank Namibia Limited

Netherlands                      Fortis Bank (Nederland) N.V.

New Zealand                      Westpac Banking Corporation

Niger                            via Societe General de Banques en Cote
                                 d'Ivoire, Abidjan, Ivory Coast

Nigeria                          Stanbic Merchant Bank Nigeria Limited

Norway                           Christiania Bank og Kreditkasse ASA

Oman                             HSBC Bank Middle East (as delegate of the
                                 Hongkong and Shanghai Banking Corporation
                                 Limited)

Pakistan                         Deutsche Bank AG

Palestine                        HSBC Bank Middle East (as delegate of the
                                 Hongkong and Shanghai Banking Corporation
                                 Limited)

Panama                           BankBoston, N.A.

Peru                             Citibank, N.A.

Philippines                      Standard Chartered Bank

Poland                           Bank Handlowy w Warszawie S.A.

Portugal                         Banco Comercial Portugues

Qatar                            HSBC Bank Middle East (as delegate of the
                                 Hongkong and Shanghai Banking Corporation
                                 Limited)

Romania                          ING Bank N.V.

Russia                           Credit Suisse First Boston AO - Moscow
                                 (as delegate of Credit Suisse First
                                 Boston - Zurich)

Senegal                           via Societe Generale de Banques en Cote
                                  d'Ivoire, Abidjan, Ivory Coast

Singapore                         The Development Bank of Singapore Limited

Slovak Republic                   Ceskoslovenska Obchodni Banka, A.S.

Slovenia                          Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                      Standard Bank of South Africa Limited

Spain                             Banco Santander Central Hispano S.A.

Sri Lanka                         Hongkong and Shanghai Banking Corporation
                                  Limited

Swaziland                         Standard Bank Swaziland Limited

Sweden                            Skandinaviska Enskilda Banken

Switzerland                       UBS AG

Taiwan - R.O.C.                   Central Trust of China

Thailand                          Standard Chartered Bank

Togo                              via Societe Generale de Banques en Cote
                                  d'Ivoire, Abidjan, Ivory Coast

Trinidad                          Republic Bank Limited & Tobago

Tunisia                           Banque Internationale Arabe de Tunisie

Turkey                            Citibank, N.A.

Ukraine                           ING Bank Ukraine

United Arab                       HSBC Bank Middle East Emirates
                                  (as delegate of the Hongkong and Shanghai
                                  Banking Corporation Limited)

United Kingdom                    State Street Bank and Trust Company,
                                  London Branch

Uruguay                           BankBoston, N.A.

Venezuela                         Citibank, N.A.

Vietnam                           The Hongkong and Shanghai Banking Corporation
                                  Limited

Zambia                            Barclays Bank of Zambia Limited

Zimbabwe                          Barclays Bank of Zimbabwe Limited

                                   SCHEDULE B

                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                           DEPOSITORIES
Argentina                         Caja de Valores S.A.

Australia                         Austraclear Limited Reserve Bank Information
                                  and Transfer System

Austria                          Oesterreichische Kontrollbank AG
                                 (Wertpapiersammelbank Division)

Belgium                          Caisse Interprofessionnelle de Depots
                                 et de Virements de Titres, S.A.

                                 Banque Nationale de Belgique

Benin                            Depositaire Central - Banque de Reglement

Brazil                           Companhia Brasileira de Liquidacao e Custodia

                                 Sistema Especial de Liquidacao e de Custodia
                                 (SELIC)

                                 Central de Custodia e de Liquidacao
                                 Financeira de Titulos Privados (CETIP)

Bulgaria                         Central Depository AD

                                 Bulgarian National Bank

Burkina Faso                     Depositaire Central - Banque de Reglement

Canada                           Canadian Depository for Securities Limited

Chile                            Deposito Central de Valores SA.

People's Republic                Shanghai Securities Central Clearing &
Of China                         Registration Corporation

                                 Shenzhen Securities Central Clearing Co., Ltd.

Colombia                         Deposito Centralizado de Valores

Costa Rica                       Central de Valores S.A.

Croatia                          Ministry of Finance

                                 National Bank of Croatia

                                 Sredisnja Depozitarna Agencija d.d.

Czech Republic                   Stredisko cennych papiru

                                 Czech National Bank

Denmark                          Vaerdipapircentralen (Danish Securities
                                 Center)

Egypt                            Misr for Clearing, Settlement, and Depository

Estonia                          Eesti Vaartpaberite Keskdepositoorium

Finland                          Finnish Central Securities Depository

France                           Euroclear France

Germany                          Clearstream Banking AG, Frankfurt

Greece                           Bank of Greece, System for Monitoring
                                 Transactions in Securities in Book-Entry
                                 Form

                                 Apothetirion Titlon AE - Central Securities
                                 Depository

Guinea-Bissau                    Depositaire Central - Banque de Reglement

Hong Kong                        Central Clearing and Settlement System

                                 Central Moneymarkets Unit

Hungary                          Kozponti Elszamolohaz es Ertektar (Budapest)
                                 Rt. (KELER)

Iceland                          Iceland Securities Depository Limited

India                            National Securities Depository Limited

                                 Central Depository Services India Limited

                                 Reserve Bank of India

Indonesia                        Bank Indonesia

                                 PT Kustodian Sentral Efek Indonesia

Israel                           Tel Aviv Stock Exchange Clearing House Ltd.
                                 (TASE Clearinghouse)

Italy                            Monte Titoli S.p.A.

Ivory Coast                      Depositaire Central - Banque de Reglement

Jamaica                          Jamaica Central Securities Depository

Japan                            Japan Securities Depository Center (JASDEC)

                                 Bank of Japan Net System

Kazakhstan                       Central Depository of Securities

Kenya                            Central Bank of Kenya

Republic of Korea                Korea Securities Depository

Latvia                           Latvian Central Depository

Lebanon                          Custodian and Clearing Center of Financial
                                 Instruments for Lebanon and the Middle East
                                 (Midclear) S.A.L.

                                 Banque du Liban

Lithuania                        Central Securities Depository of Lithuania

Malaysia                         Malaysian Central Depository Sdn. Bhd.

                                 Bank Negara Malaysia, Scripless Securities
                                 Trading and Safekeeping System

Mali                             Depositaire Central - Banque de Reglement

Mauritius                        Central Depository and Settlement Co. Ltd.

                                 Bank of Mauritius

Mexico                           S.D. INDEVAL (Instituto para el Deposito de
                                 Valores)

Morocco                          Maroclear

Netherlands                      Nederlands Centraal Instituut voor Giraal
                                 Effectenverkeer B.V. (NECIGEF)

New Zealand                      New Zealand Central Securities Depository
                                 Limited

Niger                            Depositaire Central - Banque de Reglement

Nigeria                          Central Securities Clearing System Limited

Norway                           Verdipapirsentralen (Norwegian Central
                                 Securities Depository)

Oman                             Muscat Depository & Securities Registration
                                 Company, SAOC

Pakistan                         Central Depository Company of Pakistan Limited

                                 State Bank of Pakistan

Palestine                        Clearing Depository and Settlement, a
                                 department of the Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines                      Philippine Central Depository, Inc.

                                 Registry of Scripless Securities (ROSS) of the
                                 Bureau of Treasury

Poland                           National Depository of Securities (Krajowy
                                 Depozyt Papierow Wartoiciowych SA) Central
                                 Treasury Bills Registrar

Portugal                         Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania National Securities Clearing, Settlement and Depository Company

                                 Bucharest Stock Exchange Registry Division

                                 National Bank of Romania

Russia                           Vneshtorgbank, Bank for Foreign Trade of the
                                 Russian Federation

Senegal                          Depositaire Central - Banque de Reglement

Singapore                        Central Depository (Pte) Limited

                                 Monetary Authority of Singapore

Slovak Republic                  Stredisko cennych papierov

                                 National Bank of Slovakia

Slovenia                         Klirinsko Depotna Druzba d.d.

South Africa                     Central Depository Limited

                                 Share Transactions Totally Electronic
                                 (STRATE) Ltd.

Spain                            Servicio de Compensacion y Liquidacion
                                 de Valores, S.A.

                                 Banco de Espana, Central de Anotaciones
                                 en Cuenta

SriLanka                         Central Depository System (Pvt) Limited

Sweden                           Vardepapperscentralen VPC AB (Swedish
                                 Central Securities Depository)

Switzerland                      SegaIntersettle AG (SIS)

Taiwan - R.O.C.                  Taiwan Securities Central Depository Co., Ltd.

Thailand                         Thailand Securities Depository Company Limited

Togo                             Depositaire Central - Banque de Reglernent

Tunisia                          Societe Tunisienne Interprofessionelle pour
                                 La Compensation et de Depots des Valeurs
                                 Mobiliere

Turkey                           Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                 Central Bank of Turkey

Ukraine                          National Bank of Ukraine

                                 Mizhregionalny Fondovy Souz

United Arab Emirates             Clearing and Depository System,
                                 a department of the Dubai Financial Market

Venezuela                        Banco Central de Venezuela

Zambia                           LuSE Central Shares Depository Limited

                                 Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                                          MARKET INFORMATION
------------------------------------------------------------------------------------------------------------
PUBLICATION/TYPE OF INFORMATION
(SCHEDULED FREQUENCY)                                   BRIEF DESCRIPTION
------------------------------------------------------------------------------------------------------------
THE GUIDE TO CUSTODY IN WORLD MARKETS                   An overview of settlement and safekeeping
-------------------------------------                   procedures, custody practices and foreign investor
(hardcopy annually and regular website updates)         considerations for the markets in which State
                                                        Street offers custodial services.

GLOBAL CUSTODY NETWORK REVIEW                           Information relating to Foreign Sub-Custodians
-----------------------------                           in State Street's Global Custody Network. The
(annually)                                              Review stands as an integral part of the
                                                        materials that State Street provides to its
                                                        U.S. mutual fund clients to assist them in
                                                        complying with SEC Rule 17f-5. The Review also
                                                        gives insight into State Street's market
                                                        expansion and Foreign Sub-Custodian selection
                                                        processes, as well as the procedures and
                                                        controls used to monitor the financial condition
                                                        and performance of our Foreign SubCustodian banks

SECURITIES DEPOSITORY REVIEW                            Custody risk analyses of the Foreign Securities
----------------------------                            Depositories presently operating in Network
(annually)                                              markets. This publication is an integral part
                                                        of the materials that State Street provides to
                                                        its U.S. mutual fund clients to meet informational
                                                        obligations created by SEC Rule 17f-7.

GLOBAL LEGAL SURVEY                                     With respect to each market in which State Street
-------------------                                     offers custodial services, opinions relating to
(annually)                                              whether local law restricts (i) access of a fund's
                                                        independent public accountants to books and
                                                        records of a Foreign Sub-Custodian or Foreign
                                                        Securities System, (ii) a fund's ability to
                                                        recover in the event of bankruptcy or
                                                        insolvency of a foreign Sub-Custodian or
                                                        Foreign Securities System, (iii) a fund's
                                                        ability to recover in the event of a loss by a
                                                        Foreign Sub-Custodian or Foreign Securities
                                                        System, and (iv) the ability of a foreign
                                                        investor to convert cash and cash equivalents
                                                        to U.S. dollars.

SUBCUSTODIAN AGREEMENTS                                 Copies of the contracts that State Street has
-----------------------                                 entered into with each Foreign Sub-Custodian
(annually)                                              that maintains U.S. mutual fund assets in the
                                                        markets in which State Street offers custodial
                                                        services.

GLOBAL MARKET BULLETIN                                  Information on changing settlement and custody
-----------------------                                 conditions in markets where, State Street
(daily or as necessary)                                 offers custodial services. Includes changes in
                                                        market and tax regulations, depository
                                                        developments, dematerialization information, as
                                                        well as other market changes that may impact
                                                        State Street's clients.

Foreign Custody Advisories                              For those markets where State Street offers
(as necessary)                                          custodial services that exhibit special risks or
                                                        infrastructures impacting custody, State
                                                        Street issues market advisories to highlight
                                                        those unique market factors which might impact
                                                        our ability to offer recognized custody service
                                                        levels.

Material Change Notices                                 Informational letters and accompanying materials
(presently on a quarterly basis or as                   confirming State Street's foreign custody
otherwise necessary)                                    arrangements, including a summary of material
                                                        changes with Foreign Sub-Custodians that have
                                                        occurred during the previous quarter. The notices
                                                        also identify any material changes in the custodial
                                                        risks associated with maintaining assets with
                                                        Foreign Securities Depositories.

                                       21

                                             SCHEDULE D
------------------------------------------------------------------------------------------------------------
FUND NAME                              EXECUTION DATE                      DATE OF DECLARATION OF TRUST*
------------------------------------------------------------------------------------------------------------
CASH ACCUMULATION TRUST                12-Dec-97                           27-Apr-84
 Liquid Assets Fund
 National Money Market
 Fund

COMMAND GOVERNMENT FUND                1-Jul-90                            18-Aug-81

COMMAND MONEY FUND                     1-Jul-90                            5-Jun-81

COMMAND TAX-FREE FUND                  1-Jul-90                            5-Jun-81

DUFF & PHELPS UTILITIES TAX-FREE       21-Nov-91
INCOME FUND, INC.

FIRST FINANCIAL FUND, INC.             1-May-86

GLOBAL UTILITY FUND, INC.              21-Dec-89

NICHOLAS-APPLEGATE FUND, INC.          10-Apr-87
 Nicholas-Applegate
 Growth Equity Fund

PRUDENTIAL CALIFORNIA MUNICIPAL FUND   1-Aug-90                            18-May-84
 California Series
 California Income Series
 California Money Market
 Series

PRUDENTIAL CORE INVESTMENT FUND        23-Apr-99                           25-May-99
 Short-Term Bond Series
 Short-Term Municipal Bond Series
 National Municipal Money
 Market Series
 Taxable Money Market Series
 Government Money Market Series
 Treasury Money Market Series

PRUDENTIAL DIVERSIFIED FUNDS           2-Sep-98                            29-Jul-98
 Prudential Diversified
 Conservative Growth Fund
 Prudential Diversified
 Moderate Growth Fund
 Prudential Diversified
 High Growth Fund

PRUDENTIAL EQUITY FUND, INC.           1-Aug-90

PRUDENTIAL EUROPE GROWTH FUND, INC.    31-May-99

--------------
* if applicable

PRUDENTIAL GLOBAL TOTAL RETURN FUND,   5-Sep-90
INC.(1)

PRUDENTIAL GOVERNMENT INCOME FUND,     31-Jul-90
INC.(2)

PRUDENTIAL GOVERNMENT SECURITIES       26-Jul-90                           22-Sep-81
TRUST
 Money Market Series
 Short-Intermediate Term Series
 US Treasury Money Market Series

PRUDENTIAL HIGH YIELD FUND, INC.       26-Jul-90

PRUDENTIAL HIGH YIELD TOTAL RETURN     30-May-97
FUND, INC.

PRUDENTIAL INDEX SERIES FUND(3)        24-Sep-97                           11-May-92
 Prudential Bond Market Index Fund
 Prudential Europe Index Fund
 Prudential Pacific Index Fund
 Prudential Small-Cap Fund
 Prudential Stock Index Fund

PRUDENTIAL INSTITUTIONAL LIQUIDITY     20-Nov-87
PORTFOLIO, INC.
 Institutional Money Market Series

PRUDENTIAL INTERNATIONAL BOND FUND,    16-Jan-96
INC.(4)

PRUDENTIAL MONEYMART ASSETS, INC.      25-Jul-90

PRUDENTIAL MUNICIPAL BOND FUND         25-Aug-87                           3-Nov-86
 High Income Series
 Insured Series

PRUDENTIAL MUNICIPAL SERIES FUND       1-Aug-90                            18-May-84
 Florida Series
 New Jersey Series
 New York Series
 Pennsylvania Series
 Connecticut Money Market Series
 Massachusetts Money Market Series
 New Jersey Money Market Series

--------
(1) formerly Global Total Return Fund, Inc.
(2) formerly Prudential Government Plus Fund, Inc.
(3) formerly Prudential Institutional Fund
(4) formerly The Global Government Plus Fund, Inc.

 New York Money Market Series

PRUDENTIAL NATIONAL MUNICIPALS         26-Jul-90
FUNDS, INC.

PRUDENTIAL NATURAL RESOURCES FUND,     18-Sep-87
INC.

PRUDENTIAL PACIFIC GROWTH FUND, INC.   16-Jul-92

PRUDENTIAL REAL ESTATE SECURITIES      18-Feb-98
FUND

PRUDENTIAL SECTOR FUNDS, INC.(5)       14-May-99
 Prudential Financial Services Fund
 Prudential Health Sciences Fund
 Prudential Technology Fund
 Prudential Utility Fund

PRUDENTIAL SHORT-TERM CORPORATE BOND   25-Jul-89
FUND, INC.(6)

PRUDENTIAL SMALL COMPANY FUND,         26-Jul-90
INC.(7)

SPECIAL MONEY MARKET FUND, INC.(8)     12-Jan-90

PRUDENTIAL TAX-FREE MONEY FUND, INC.   26-Jul-90

PRUDENTIAL TAX-MANAGED FUNDS(9)        8-Dec-98                            17-Sep-98
 Prudential Tax-Managed
 Equity Fund

PRUDENTIAL TAX-MANAGED SMALL CAP       1-Aug-97
FUND, INC.(10)

PRUDENTIAL TOTAL RETURN BOND FUND,     3-Jan-95
INC.(11)

PRUDENTIAL 20/20 FOCUS FUND            14-Apr-98

PRUDENTIAL U.S. EMERGING GROWTH        21-Oct-96
FUND, INC.

PRUDENTIAL VALUE FUND                  6-Jan-87                            19-Sep-86

PRUDENTIAL WORLD FUND, INC.(12)        7-Jun-90
 Prudential Global Growth Fund(13)
 Prudential International Value Fund(14)
 Prudential Jennison

--------
(5)  formerly Prudential Utility Fund, Inc.
(6)  formerly Prudential Structured Maturity Fund, Inc.
(7) formerly Prudential Growth Opportunity Fund, Inc. and Prudential Small Company Value Fund, Inc.
(8)  formerly Prudential Special Money Market Fund, Inc.
(9)  formerly Prudential Tax-Managed Equity Fund
(10) formerly Prudential Small Cap Quantum Fund, Inc.
(11) formerly Prudential Diversified Bond Fund, Inc.

 International Growth Fund

STRATEGIC PARTNERS SERIES              1-Mar-00                            1-Feb-00
 Strategic Partners Focused
 Growth Fund
 Strategic Partners Focused
 Value Fund
 Strategic Partners New Era
 Growth Fund

TARGET FUNDS                           25-Aug-99                           8-Jul-99
 International Equity  Fund
 Large Capitalization Growth
 Fund
 Large Capitalization Value
 Fund
 Small Capitalization Growth
 Fund
 Small Capitalization Value
 Fund
 Total Return Bond Fund

THE ASIA PACIFIC FUND, INC.            24-Apr-87

THE HIGH YIELD INCOME FUND, INC.       6-Nov-87

THE HIGH-YIELD PLUS FUND, INC.         15-Mar-88

THE PRUDENTIAL INVESTMENT PORTFOLIOS   27-Oct-95
FUNDS, INC.(15)
 Prudential Active Balance Fund
 Prudential Jennison
 Equity Opportunity Fund(16)
 Prudential Jennison Growth Fund

THE TARGET PORTFOLIO TRUST             9-Nov-92                            29-Jul-92
 Large Capitalization Growth
 Portfolio
 Large Capitalization Value
 Portfolio
 Small Capitalization Growth
 Portfolio
 Small Capitalization Value
 Portfolio
 International Equity Portfolio
 International Bond Portfolio

---------
(12) formerly Prudential Global Fund, Inc.
(13) formerly Global Series
(14) formerly International Stock Series
(15) formerly Prudential Jennison Series Fund, Inc.
(16) formerly Prudential Jennison Growth and Income Fund

 Total Return Bond Portfolio
 Intermediate-Term Bond
 Portfolio
 Mortgage Backed Securities
 Portfolio
 US Government Money Market
 Portfolio